Exhibit 10.1

PROMISSORY NOTE
(Revolving Line of Credit)

BORROWER:	microHelix, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, Oregon 97209 Telephone: (503) 419-3500	LENDER:	Aequitas Commercial Finance, LLC 5300 Meadows Road, Suite 400 Lake Oswego, Oregon 97209 Telephone: (503) 419-3500

Principal Amount: $500,000.00	Interest Rate: 8.0%	Date of Note: January 15, 2010

1. PROMISE TO PAY.   microHelix, Inc. (“Borrower”) promises to pay to the order of Aequitas Commercial Finance, LLC (“Lender”) in lawful money of the United States of America, the principal amount of Five Hundred Thousand Dollars ($500,000.00), or such amounts as are actually advanced to Borrower by Lender, together with interest on the unpaid principal balance from the date of disbursement until paid in full.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

2. PURPOSE.  This revolving credit facility is to be used by Borrower solely for working capital purposes in connection with Borrower’s business, including the business conducted by Borrower’s subsidiary, WS Technologies LLC.

3. ADVANCES; RESTRICTIONS.  The outstanding balance of advances made under this Note may fluctuate from time to time, to be increased by future advances which may be made by Lender and to be decreased by repayments made by Borrower.  Borrower acknowledges and agrees that Lender is under no obligation to make any advance hereunder and any advances shall be in Lender’s sole and absolute discretion.  All or any part of the advances made by Lender hereunder may be applied at Lender’s discretion in full or partial payment for any Participation purchased by Lender.

4. INTEREST RATE.  Interest shall be calculated on the basis of a 365-day year and actual days elapsed and shall accrue on the unpaid balance of this Note at the rate of eight percent (8%) per annum. NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

5. PAYMENT.  Borrower will pay this Loan and Note as follows:  The outstanding principal balance and all accrued and unpaid interest shall be due and payable on or before March 31, 2010 (the “Maturity Date”); provided, however, that after the occurrence of an Event of Default, the outstanding principal and all accrued interest shall be payable on demand.  In addition, the outstanding principal balance and all accrued and unpaid interest shall be due and payable in the event of (1) a sale of all or substantially all of the assets of Borrower or WS Technologies LLC, or (2) the transfer of ownership or beneficial interest, by merger or otherwise, of 50% or more of the stock of Borrower or 25% or more of the membership interests of WS Technologies LLC.

6. APPLICATION OF PAYMENTS.  Unless otherwise agreed or required by applicable law, payments will be applied first to expenses for which Borrower is liable hereunder (including unpaid collection costs and late charges, if any), next to accrued and unpaid interest, and the balance to principal.

7. PREPAYMENT.  All or any portion of this Note may be prepaid at any time.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule; early payments will reduce the outstanding principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of any disputed amount must be mailed or delivered to Lender at the address above.

8. INTEREST AFTER DEFAULT.  Upon default, including failure to pay all amounts due upon final maturity of this Note, Lender may, at its option without notice to Borrower and if permitted by applicable law, increase the interest rate of this Note by 5.00 percentage points (500 basis points).

9. DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

(a)	Payment Default. Borrower fails to make any payment due under this Note within 10 days after notice from Lender.

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(b)
Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any security agreement related to this Note or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.  If any failure, other than a failure to pay money or to comply with financial covenants or ratio requirements, is curable and if Borrower has not been given a notice of a similar breach within the preceding 12 months, it may be cured (and no Event of Default will have occurred) if Borrower, after delivery of written notice from Lender demanding cure of such failure: (a) cures the failure within 15 days; or (b) if the cure requires more than 15 days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within 60 days after notice is sent.

(c)
Default in Favor of Third Parties.  Borrower defaults under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any related documents.

(d)
False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

(e)
Dissolution, Insolvency, Etc.  The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

(f)
Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan.

(g)	Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender reasonably believes the prospect of payment performance of this Note has been impaired.

10. LENDER RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance of this Note and all unpaid interest and other amounts outstanding immediately due, and Borrower will pay that amount.

11. ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and legal expenses, whether or not there is a lawsuit, including without limitation attorneys’ fees and expenses incurred by Lender at trial, on appeal and in any arbitration or bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction).  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

12. ASSIGNMENTS. Borrower acknowledges that Lender may sell and assign its interest in the Note, the  payments due thereunder and all related documents, in whole or in part, or sell participations therein, to an assignee (the “Assignee”) which may be represented by a bank or trust company acting as a trustee of such Assignee.  BORROWER ACKNOWLEDGES THAT ANY ASSIGNMENT OR TRANSFER BY LENDER OR ANY ASSIGNEE SHALL NOT MATERIALLY CHANGE BORROWER’S OBLIGATIONS UNDER THE ASSIGNED NOTE.  Any Assignee shall be entitled to enforce all the rights so assigned but be under no obligation to Borrower to perform any of Lender’s obligations under the assigned Note, the sole remedy of Borrower being against Lender with Borrower’s right against Lender being unaffected except as provided herein.  Borrower agrees that upon notice of assignment of this Note, it shall pay directly to the Assignee, unconditionally, all amounts which become due hereunder.  Borrower specifically covenants and agrees that it will not assert against any Assignee any claims by way of abatement, defense, set-off, counterclaim, recoupment or otherwise which Borrower may have against Lender or any third party, and BORROWER SHALL NOT ASSERT AGAINST SUCH ASSIGNEE IN ANY ACTION FOR NOTE PAYMENTS OR OTHER MONEYS PAYABLE HEREUNDER ANY DEFENSE EXCEPT THE DEFENSE OF PAYMENT TO SUCH ASSIGNEE.  Upon Lender’s request, Borrower will acknowledge to any Assignee receipt of Lender’s notice of assignment.

13. JURY WAIVER.   LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

14. GOVERNING LAW.  This Note will be governed by, construed and enforced in accordance with the laws of the Stat e of Oregon.  This Note has been accepted by Lender in the State of Oregon.

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15. CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts located in Portland, Oregon and waives any objections that such venue is an inconvenient forum.

16. COLLATERAL.  Borrower acknowledges this Note is secured by the Collateral described in the Security Agreement of even date herewith executed by Borrower and WS Technologies LLC.

17. LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note may be requested by Borrower either orally or in writing and Lender will use its commercially reasonable efforts to make requested advances within two (2) business days following a properly submitted advance request.  Lender may, but need not, require that all oral requests be confirmed in writing.  All communications, instructions or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  The following persons currently are authorized, except as provided in this paragraph, to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of their authority:  Any officer of Borrower.  Advances may be requested by any one (1) authorized person.  Borrower agrees to be liable for all sums either (i) advanced in accordance with the instructions of an authorized person or (ii) credited to any of Borrower’s accounts with Lender, regardless of the fact that persons other than those authorized to borrow have authority to draw against the accounts.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

18. SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower and Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

19. GENERAL PROVISIONS.  Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the Collateral and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  If there is more than one Borrower, the obligations of each Borrower under this Note are joint and several.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.  BORROWER AGREES TO THE TERMS OF THIS NOTE.

BORROWER:

microHELIX, INC.

By:	/s/ Thomas A. Sidley
Thomas A. Sidley, President

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